Exhibit 99.6

Vocodia Holdings Corp

Audit Committee Charter

Purpose

The Audit Committee of the Board of Directors (the “Board”) of Vocodia Holdings Corp (the “Company”) oversees the Company’s accounting and financial reporting processes and audits of its financial statements on behalf of the Board of Directors and provides advice with respect to the Company’s risk evaluation and mitigation processes. The purpose of the Audit Committee established by this charter will be to monitor and advise the board on:

1.	the integrity of the Company’s financial statements and disclosures;

2.	the independent auditor’s qualifications and independence;

3.	the performance of the Company’s internal audit function and independent registered public accounting firm;

4.	the adequacy and effectiveness of the Company’s internal controls;

5.	the Company’s compliance with legal and regulatory requirements; and

6.	the processes utilized by management for identifying, evaluating, and mitigating strategic, financial, operational, regulatory, and external risks inherent in the Company’s business (the “Risks”).

The Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board from time to time may prescribe.

The Audit Committee does not itself prepare financial statements or perform audits, and its members are not auditors or certifiers of the Company’s financial statements. While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to conduct audits or determine whether the Company’s financial statements and disclosures are complete and prepared in accordance with generally accepted accounting principles and applicable rules and regulations. This is the responsibility of management and the Company’s independent auditors.

The Company’s independent auditors shall report directly to the Audit Committee.

Charter Review

The Audit Committee will review and reassess the adequacy of this charter at least once per year. Additionally, to the extent and in the manner that the Company is legally required to do so by the rules of the Securities and Exchange Commission (the “SEC”) or applicable stock exchange, this charter (as then constituted) shall be publicly filed.

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Membership

The Audit Committee shall consist of at least three members of the Board who will be elected and serve at the pleasure of the Board. At least one member of the Audit Committee must be able to read and understand fundamental financial statements, including the Company's balance sheet, income statement, and cash flow statement. At least one member of the Audit Committee shall be an “audit committee financial expert,” as defined by SEC regulations, and at least one member of the Audit Committee must meet the “financial sophistication” requirement set forth in The NASDAQ Stock Market listing standards (a person who satisfies the definition of “audit committee financial expert” will be presumed to have financial sophistication). No member of the Audit Committee can have participated in the preparation of the Company's or any of its subsidiaries' financial statements at any time during the past three years.

In addition, all members of the Audit Committee shall be independent of management and the Company and free of any relationship that, in the opinion of the Board of Directors, would interfere with their exercise of independent judgment as an Audit Committee member. This additional requirement is intended to ensure that each member of the Audit Committee meets the independence standards and has the financial expertise required by the Rules of the Financial Industry Regulatory Authority, The NASDAQ Stock Market (or other applicable stock exchange), the Securities Exchange Act of 1934 and the rules promulgated thereunder (collectively, the “Exchange Act”), the Sarbanes-Oxley Act of 2002, and all other applicable rules and regulations. The Audit Committee will evaluate its members for compliance with these standards on an annual basis.

Meetings

At any meeting of the Audit Committee, a majority of the members of the Committee shall constitute a quorum.

The Audit Committee will meet with the Chief Executive Officer and the Chief Financial Officer of the Company at least quarterly to review the financial affairs of the Company. The Audit Committee will also meet with the independent auditor of the Company at least once quarterly, including upon the completion of the annual audit, outside the presence of management and at such other times as the Audit Committee deems appropriate to review the independent auditor’s examination and management report. The Audit Committee Chairman will meet with the internal auditor of the Company at least once quarterly outside the presence of management, and at such other times as the Chairman deems appropriate to review the internal auditor’s reports. The Audit Committee or Chairman may also meet separately periodically with management, the internal auditors, the independent auditors, and counsel to discuss issues and concerns warranting the Audit Committee’s attention.

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Authority and Responsibilities

The Audit Committee shall have full access to all of the Company’s books, records, facilities, and personnel, and shall have authority to conduct any investigation into any matters appropriate to fulfilling its responsibilities.

The Audit Committee may engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties. The Company will provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to any advisors employed by the Audit Committee.

To fulfill its responsibilities and duties, the Audit Committee shall:

Financial Statements and Disclosures:

1.	Review with management and the independent auditor the annual audited financial statements, including disclosures made in management’s discussion and analysis, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K.

2.	Review with management and the independent auditor the quarterly reports of the Company prior to filing of such reports with the SEC, including the results of the independent auditor’s review of the quarterly financial statements.

3.	Review with management and the independent auditor the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts, including the use of “pro forma” or “adjusted” non-GAAP information and its reconciliation to GAAP.

4.	Review with management any significant changes to GAAP, SEC, and other accounting standards that will impact or could impact the financial reports under review.

5.	Review and discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements.

6.	Periodically review with management and the independent auditor the Company’s application of critical accounting policies and its consistency from period to period, and the compatibility of these accounting policies with generally accepted accounting principles, and (where appropriate) the Company’s provisions for future occurrences that may have a material impact on the financial statements of the Company.

7.	Review with management all material off-balance sheet transactions, arrangements, obligations (including contingent obligations) and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

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8.	Review with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including review and approval of swap transactions (which may include the review and amendment of policies with regard to the investment of the Company’s assets or foreign exchange risk management).

9.	Review with the independent auditor the matters required by Statement on Auditing Standard No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restriction on the scope of activities or access to requested information, and any significant disagreements with management.

10.	Periodically review with the independent auditor, without management being present, (a) their judgments about the quality, appropriateness, and acceptability of the Company’s accounting principles and financial disclosure practices, as applied in its financial reporting, and (b) the completeness and accuracy of the Company’s financial statements.

Independent Auditor:

1.	Have the sole responsibility to (a) select and retain an independent registered public accounting firm to act as the Company's independent auditors for the purpose of auditing the Company's annual financial statements, books, records, accounts, and internal controls over financial reporting, (b) set the compensation of the Company's independent auditors, (c) oversee the work done by the Company's independent auditors, and (d) terminate the Company's independent auditors, if necessary.

2.	Have the sole responsibility to select, retain, compensate, oversee, and terminate, if necessary, any other registered public accounting firm engaged for the purpose of preparing or issuing an audit report or performing other audit, review, or attest services for the Company.

3.	Review and discuss with the Company's independent auditors and management (a) any audit problems or difficulties, including difficulties encountered by the Company's independent auditors during their audit work (such as restrictions on the scope of their activities or their access to information), (b) any significant disagreements with management, and (c) management's response to these problems, difficulties or disagreements; and to resolve any disagreements between the Company's auditors and management (including disagreements regarding financial reporting).

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4.	Advise the independent auditor of its ultimate accountability to the Audit Committee and of the authority and responsibility of the Audit Committee to select, evaluate and, where appropriate, approve (subject to approval and ratification by Company stockholders) a new independent auditor for the Company.

5.	Require the independent auditor annually to declare relationships and/or services that may impact its objectivity and independence, consistent with PCAOB Rule 3520, and engage in an active dialogue with the independent auditor concerning any relationships and/or services so declared.

6.	Periodically (a) evaluate the qualifications, performance, and independence of the Company's independent auditors, including (i) an evaluation of the lead (or coordinating) audit partner having primary responsibility for the audit; and (ii) an evaluation of the regular rotation of the lead audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law; and (b) consider regular rotation of the accounting firm serving as the Company's independent auditors.

7.	Require the independent auditor annually to provide a report describing (a) the Company’s internal quality control procedures; (b) any material issues raised by the most recent Public Company Accounting Oversight Board (“PCAOB”) inspection, internal quality control review or PCAOB review of the Company, or by any inquiry or investigation by governmental or professional authorities within the preceding five years with respect to one or more independent audits carried out by the Company, and any steps taken to address any such issues; and (c) all relationships between the firm and the Company or any of its subsidiaries; and to discuss with the independent auditors this report and any relationships or services that may impact the objectivity and independence of the auditors.

8.	Pre-approve all auditing services and permitted non-audit services to be provided to the Company by the Company’s independent auditor, including the fees and terms of the services to be performed, it being understood that the Audit Committee may delegate pre-approval authority to one or more of its members so long as the decisions made by such member or members are presented to the Audit Committee at its next meeting.

Internal Auditor:

1.	Review the appointment and replacement of the internal auditor, if Company has engaged an internal auditor.

2.	Review and approve the internal audit plan, including the plan for testing of internal control over financial reporting.

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3.	Review significant reports to management prepared by, or under the direction of, the internal auditor (and management's responses).

4.	Discuss with the independent auditor and management the responsibilities, budget, and staffing of the internal audit function.

The internal auditor will report directly to the chair of the Audit Committee with a secondary reporting relationship to the Company’s Chief Financial Officer for administrative purposes.

Internal Controls:

1.	Oversee the adequacy of the Company’s system of internal controls and review with management, the internal audit department, and the Company's independent auditors the adequacy and effectiveness of the Company's internal controls, including any significant deficiencies or material weaknesses in the design or operation of, and any material changes in, the Company's internal controls and any special audit steps adopted in light of any material control deficiencies, and any fraud involving management or other employees with a significant role in such internal controls, and review and discuss with management and the Company's independent auditors disclosure relating to the Company's internal controls, the independent auditors' report on the effectiveness of the Company’s internal control over financial reporting and the required management certifications to be included in or attached as exhibits to the Company's annual report on Form 10-K or quarterly report on Form 10-Q, as applicable.

2.	Review with the Company’s Chief Financial Officer the results of quarterly Disclosure Committee meetings, including, any significant deficiencies in the design and operation of the internal controls or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls.

3.	Approve reimbursement of expenses incurred by the Company’s management team in identifying potential target businesses.

Compliance with Legal and Regulatory Requirements:

1.	Establish procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls and reports, which raise material issues regarding the Company’s financial statements or accounting policies, or other auditing matters.

2.	Establish procedures for the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

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3.	Oversee the Company’s compliance with the Foreign Corrupt Practices Act and other applicable anti-corruption regulations.

4.	Oversee the Company’s compliance with SEC requirements for disclosure of accountant’s services and Audit Committee members and activities.

5.	Review with management and the independent auditor any correspondence with financial and accounting related regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies.

6.	Oversee and approve material amendments to the Company’s Insider Trading Compliance Program and Insider Trading Policy.

7.	Review and discuss with management the Company’s compliance with other applicable laws and regulations.

Risks:

1.	Periodically review and evaluate the processes utilized by management to identify and assign relative weights to Risks.

2.	Assess the adequacy of management’s Risk assessment and mitigation processes.

3.	Discuss with management major risk assessment and risk management policies.

Other Responsibilities:

Periodically review the performance of the Company’s investment portfolio and the suitability of its Investment Policy.

In addition to the above responsibilities, the Audit Committee will undertake such other duties as the Board delegates to it or that are required by applicable laws, rules and regulations, including, but not limited to, the review and approval of any related party transactions (as contemplated by Item 404 of Regulation S-K) on an ongoing basis, other than compensation transactions.

Reports

The Audit Committee will, to the extent deemed appropriate, record its summaries of recommendations to the Board in written form, which will be incorporated as a part of the minutes of the Board. To the extent required, the Audit Committee will also prepare and sign a Report of the Audit Committee for inclusion in the Company’s proxy statement for its Annual Meeting of Stockholders.

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